                    FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT


         This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "AMENDMENT") is dated as of this 26th day of August, 1997, by and between Cinergi Pictures Entertainment Inc., a Delaware corporation, f/k/a/ Cinergi Productions, Inc., Cinergi Productions N.V. Inc., a Delaware corporation (collectively, "SELLER") and Walt Disney Pictures and Television, a California corporation ("BUYER").

                                 W I T N E S S E T H:

         WHEREAS, Seller and Buyer entered into a Purchase and Sale Agreement dated as of April 3, 1997 (the "PURCHASE AGREEMENT"; capitalized terms used, but not otherwise defined herein, shall have the meaning given to such terms in the Purchase Agreement); and

         WHEREAS, Seller and Buyer each desire to amend certain terms of the Purchase Agreement as set forth herein.

         NOW, THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

         1. AMENDMENT TO SECTION 1.1(b). Section 1.1(b) is hereby amended in its entirety to read as follows:

         "(b) At Buyer's election, either (a) stock of J.D. Distribution Inc. and E.P. Distribution Inc., or (b) an assignment and assumption by Buyer, or an entity or entities designated by Buyer, of J.D. Distribution Inc.'s and E.P. Distribution Inc.'s rights and obligations under the sale/leaseback agreements, provided that Buyer notifies Seller of its election prior to the Closing Date;"

         2. AMENDMENT TO SECTION 1.2(a). Section 1.2(a) is hereby amended by deleting the phrase "September 15, 1997" appearing in the sixth (6th) line and replacing it with the phrase "November 22, 1997."

         3. AMENDMENT AND RESTATEMENT OF SECTION 2.2. Section 2.2 is hereby amended in its entirety to read as follows:

         "2.2 ASSUMPTION OF CERTAIN LIABILITIES. Buyer will assume, pay and perform only the following obligations and liabilities of Seller arising in connection with the Film Assets: (a) the outstanding principal and interest as of the Closing Date on the loans made to Seller by Buyer or any Affiliate of Buyer relating to the motion pictures "Color of Night", "Scarlet Letter", "Nixon", "Evita" and "Shadow Conspiracy" (the "DISNEY LOANS"); (b) all Guild Obligations (other than Guild Obligations arising from or related to the production of the Pictures ("EXCLUDED GUILD OBLIGATIONS")) arising in connection with the Exploitation of the Pictures arising prior to or after the Closing Date and all Participation Obligations relating to the Pictures arising prior to or after the Closing Date; provided that Buyer's Participation Obligations with respect to the motion picture entitled "Die Hard III" shall be limited to Buyer's and/or Buyer's Affiliate's Pro Rata Share of the Participation Obligations arising only from Buyer's or Buyer's Affiliate's exercise of Buyer's or Buyer's Affiliate's rights under the BVI Die Hard Distribution Agreement as described in Section 2.13 below, and Buyer's Guild Obligations with respect to the motion picture entitled "Die Hard III" shall be limited to the Guild Obligations arising from Buyer's or Buyer's Affiliate's exploitation of its rights under the BVI Die Hard Distribution Agreement; and
         (c) those certain obligations pursuant to Existing Exploitation Agreements that are to be performed in accordance with the terms of such Existing Exploitation Agreements on or after the Closing Date, but only if such obligations are specifically listed on SCHEDULE 2.2 attached hereto. Buyer shall not assume and shall not be liable for any other liabilities or obligations except as expressly set forth in the preceding sentence, including without limitation the following excluded liabilities (collectively, the "EXCLUDED LIABILITIES"):
         (1) any claims against Seller or any obligations or liabilities of Seller (including, without limitation, all claims, obligations and liabilities relating to the claims described on SCHEDULE 3.14 attached hereto) which arise from facts, circumstances, conditions, actions or failures to take actions existing or occurring prior to the Closing Date regardless of whether any suit, claim or proceeding related thereto was commenced prior to the Closing Date, other than the liabilities assumed in (a), (b) or (c) above (for the avoidance of any doubt, Buyer shall not assume and shall not be liable for any obligation to pay any amounts whatsoever to Laurence Fishburne or The LAO Productions, Inc., or any successor in interest or person or entity claiming through them, in connection with any claims brought by such parties or on their behalf against Seller or any Seller Affiliate, including without limitation the existing lawsuit brought by Laurence Fishburne and The LAO Productions, Inc. against Seller, Andrew Vajna and Randolph Paul in the Superior Court of California, Los Angeles County, Case No. SC 031787, in connection with the motion picture entitled "Die Hard III"); (2) any claims against Seller or Seller's Affiliates or any obligations or liabilities of Seller or Seller's Affiliates arising from or related to the Evita Warner Bros. Soundtrack Rights or arising under the Evita Warner Bros. Soundtrack Agreement, in either case, whether or not such obligations and liabilities arise before or after the Closing Date; (3) any obligations or liabilities to the shareholders of Seller, in their capacities as shareholders, whether or not such obligations and liabilities arise before or after the Closing Date; (4) any obligation to pay any amounts whatsoever to any licensee/lessee under an Exploitation Agreement, or to repay or refund to any licensee/lessee under an Exploitation Agreement any amounts previously paid to or on behalf of Seller or any Seller's Affiliate or paid to or on behalf of any other licensor/lessor under an Exploitation Agreement, including, without limitation, minimum guarantee payments, except where the obligation to make any such payment to any licensee/lessee constitute damages directly attributable to Buyer's failure to perform an obligation assumed by Buyer pursuant to Section 2.2(c) above; and, notwithstanding the foregoing, Buyer shall be obligated to pay or refund amounts received from licensees/lessees under Exploitation Agreements in connection with the motion pictures entitled "Up Close and Personal" and "Deep Rising" a/k/a "Tentacles" if and only to the extent that (i) such amounts were actually received by Buyer and (ii) such repayment obligation arises because the cost of production of such motion picture is less than the amount stated in the relevant Exploitation Agreement as the cost of production for such motion picture; (5) any obligations or liabilities under any so-called "output" distribution agreements with respect to any motion pictures other than obligations under Existing Exploitation Agreements with respect to the Pictures listed on Exhibit A hereto and then only to the extent such obligations are assumed by Buyer pursuant to Section 2.2(c) above;
         (6) any Excluded Guild Obligations; and (7) any obligations or liabilities for unpaid compensation for services rendered or rights granted and/or any other production costs incurred in connection with the Assets other than obligations or liabilities for unpaid compensation for services rendered or rights granted and/or any other production costs incurred in connection with the motion pictures entitled "Up Close and Personal" and "Deep Rising" a/k/a "Tentacles"."

         4. AMENDMENT TO SECTION 2.12. Section 2.12 is amended by adding the following provisions to the end of Section 2.12.

               "Seller has notified Buyer that Seller desires to solicit third party offers to acquire a package of development projects owned or controlled by Seller including among such development projects the Smoke Project. Buyer has agreed that notwithstanding Seller's obligations to accord Buyer the rights described above with respect to the Smoke Project on a stand-alone basis, Seller may only solicit offers and sell the Smoke Project in a package with other development projects owned or controlled by Seller (the "PACKAGE") on and subject to the following terms and conditions:

             (1) If a third party other than Buyer acquires the Package, the third party acquirer of the Package (the "PACKAGE BUYER") will agree to accord Buyer a 45-day good faith right of first negotiation (as described above) with respect to the terms and conditions on which (i) Buyer and the Package Buyer (or any successor or assign of the Package Buyer) will co-produce and/or co-finance the Smoke Project and
                      (ii) Buyer will acquire distribution rights to the motion picture based on the Smoke Project in agreed upon territories and media;

             (2) Buyer's security interest in the Smoke Project described in Section 7.22 will secure all of Buyer's rights and Seller's obligations under this Section 2.12 including Buyer's reimbursement rights described above and Buyer's rights described in Subsection (1) of this Section 2.12 and such security interest shall be perfected prior to any sale or transfer of rights in the Smoke Project to the Package Buyer; and

             (3) If the Smoke Project is not sold as part of a package of development projects, Seller shall remain obligated to accord Buyer the rights described above in this Section
                      2.12 and Seller shall otherwise comply with all of Seller's obligations under this Section 2.12."

         5. AMENDMENT TO SECTION 2.13. Section 2.13 is hereby amended by adding a new seventh sentence, as follows:

         "Upon the expiration of the BVI Die Hard Rights, Buyer or Buyer's Affiliates shall terminate all of Buyer's or Buyer's Affiliates' liens, encumbrances or claims on the BVI Die Hard Rights."

         6.    AMENDMENT WITH RESPECT TO "AN ALAN SMITHEE FILM".  A new
Section 2.15 shall be added as follows:

         "2.15 "AN ALAN SMITHEE FILM". Seller shall complete the motion picture entitled "An Alan Smithee Film" and fully deliver said motion picture prior to Closing to Buyer in accordance with the terms of the Alan Smithee Distribution Agreement and to each of the foreign distributors who have entered into an Exploitation Agreement including, without limitation, Existing Exploitation Agreements with respect to said motion picture. As provided in that certain Amendment
         to the Alan Smithee Distribution Agreement dated as of [      ] upon
         delivery of said motion picture in compliance with the terms of the Alan Smithee Distribution Agreement, as amended, Buyer shall pay to Seller a sum of Three Million Nine Hundred Fifty Thousand Dollars ($3,950,000), which payment shall be used by Seller to pay off a portion of the outstanding principal and interest owing by Seller under the Credit, Security, Pledge and Guaranty Agreement dated as of August 16, 1994, between Cinergi

         Productions N.V. Inc. and The Chase Manhattan Bank, as Agent ("CHASE") (the "CHASE CREDIT AGREEMENT"). To the extent that Seller receives payments from Buyer and the applicable foreign distributors in the aggregate with respect to "An Alan Smithee Film" in excess of the "Smithee Amount" (as defined below), then Seller shall account for and remit such excess to Buyer on the Closing Date and thereafter in accordance with Section 2.11 above. As used herein, the term "SMITHEE AMOUNT" means the actual out-of-pocket production costs for "An Alan Smithee Film" (including actual finance costs and interest under the Chase Credit Agreement to the extent such costs and interest are directly attributable to loans under the Chase Credit Agreement for the motion picture) up to $10,000,000 plus 50% of any such amounts in excess of $10,000,000 but in no event will the "Smithee Amount" exceed $10,500,000. Seller shall be solely responsible for all other costs with respect to such motion picture. Seller represents and warrants that the total fixed cash minimum guarantees payable on delivery of "An Alan Smithee Film" as previously reduced and in effect as of August 5, 1997 (including the $3,950,000 payable pursuant to the Alan Smithee Distribution Agreement, as amended) is no less than $10,912,000. Seller agrees that neither Seller nor any Seller Affiliate will or will permit any foreign distributor who has entered into an Exploitation Agreement with respect to "An Alan Smithee Film" to reduce or delay payment of the minimum guarantee payments payable with respect to such film as in effect on August 5, 1997 without receiving Buyer's prior written consent, which consent Buyer may give or withhold in its sole and absolute discretion."

         7.    AMENDMENT WITH RESPECT TO GUILD SETTLEMENT NEGOTIATIONS.  A new
Section 2.16 shall be added as follows:

               "2.16  GUILD SETTLEMENT NEGOTIATIONS.  Seller has notified
         Buyer that Seller is presently in settlement discussions with certain unions and guilds regarding claims asserted by the unions and guilds against Seller. Seller agrees to keep Buyer advised as to the status of all such negotiations and will not object to Buyer's attendance at or other participation in any such negotiations. Seller agrees that it will not enter into any settlement agreement with the unions and guilds without Buyer's prior written approval. If notwithstanding the foregoing, Seller enters into a settlement agreement with the unions and guilds which is not approved by Buyer, Seller's obligations under any such settlement agreement(s) shall be Excluded Guild Obligations for purposes of Section 2.2."

         8. AMENDMENT TO SECTION 3.4. Section 3.4 is hereby amended by adding the following sentence after the fourth sentence in that section:

         "Except as otherwise noted on SCHEDULE 3.4, Seller is not in default under any Existing Exploitation Agreement and each Existing Exploitation Agreement remains in full force and effect and shall remain in full force and effect after the Closing Date in accordance with its terms."

         9. AMENDMENT TO SECTION 7. A new Section 7.25 shall be added as follows:

         "7.25   SALE/LEASEBACK TRANSACTIONS.  Buyer shall have received an acknowledgment and consent executed by each of Lloyds Commercial Leasing Limited and Lloyds General Leasing Limited (collectively, "LLOYDS"), in form and substance reasonably satisfactory to Buyer, whereby Lloyds acknowledges that either Buyer or the entity or entities designated by Buyer shall replace the current lessees under the leases with respect to the motion pictures entitled "Judge Dredd" and "Evita." Buyer shall also have received such other amendments and/or modifications to the other agreements that constitute part of the sale/leaseback documentation as Buyer reasonably deems necessary to reflect the assignment and assumption by Buyer or Buyer's designee and to otherwise effectuate said assignment and assumption. In addition, Buyer shall have received an acknowledgment executed by Seller, in form and substance reasonably satisfactory to Buyer, in which Seller acknowledges that it has waived all of its rights of subrogation pursuant to its guaranty of each lessee's obligations under the leases and that notwithstanding said waiver and said assignment/assumption by Buyer or Buyer's designee, each guaranty will remain in full force and effect and enforceable against Seller and Seller's successor(s) in interest for the full term of the applicable lease.

         10. AMENDMENT TO SECTION 8. A new Section 8.11 shall be added as follows:

         "8.11   STOCKHOLDER AUTHORIZATION.  The Transaction shall have been approved by Seller's stockholders in accordance with Section 5.9."

         11. AMENDMENT TO SCHEDULE A. The definition of "Chase Credit Agreement" is hereby deleted in its entirety and replaced with the following definition:

         "Chase Credit Agreement" is defined in Section 2.15.

         12. AMENDMENT TO SCHEDULE A. The following definitions shall be added to Schedule A:

         "Excluded Guild Obligations" is defined in Section 2.2.

         "Lloyds" is defined in Section 7.25.

         "Package" is defined in Section 2.12.

         "Package Buyer" is defined in Section 2.12.

         "Smithee Amount" is defined in Section 2.15.


         13. AMENDMENT TO SCHEDULE 3.10. Schedule 3.10 is hereby amended and restated to read in its entirety as set forth on Exhibit A hereto.

         14. COUNTERPARTS. This Amendment may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         15. NO OTHER CHANGES. Except as expressly modified by the provisions of this Amendment, the Purchase Agreement shall remain unchanged in all respects and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                  CINERGI PICTURES ENTERTAINMENT INC.,
                                  f/k/a CINERGI PRODUCTIONS, INC.


                                  By:   /s/ WARREN BRAVERMAN
                                       ----------------------------------------
                                  Name:  Warren Braverman
                                         --------------------------------------
                                  Title:  Executive Vice President
                                          -------------------------------------


                                  CINERGI PRODUCTIONS N.V. INC.


                                  By:  /s/ RANDOLPH M. PAUL
                                       ----------------------------------------
                                  Name:  Randolph M. Paul
                                         --------------------------------------
                                  Title:  Senior Vice President
                                          -------------------------------------


                                  WALT DISNEY PICTURES AND TELEVISION


                                  By:  /s/ ROBERT S. MOORE
                                       ----------------------------------------
                                  Name:  Robert S. Moore
                                         --------------------------------------
                                  Title:  Executive Vice President and Chief
                                            Financial Officer
                                          -------------------------------------

         To the extent that the rights of either of the undersigned are affected by this Agreement, each of the undersigned acknowledges and consents to any such modifications.

                                  BUENA VISTA INTERNATIONAL, INC.


                                  By:  /s/ JERE HAUSFATER
                                       ----------------------------------------
                                  Name:  Jere Hausfater
                                         --------------------------------------
                                  Title:  Senior Vice President
                                          -------------------------------------


                                  BUENA VISTA PICTURES DISTRIBUTION,
                                  a division of ABC, INC.


                                  By:  /s/ JERE HAUSFATER
                                       ----------------------------------------
                                  Name:  Jere Hausfater
                                         --------------------------------------
                                  Title:  Senior Vice President
                                          -------------------------------------

                                      EXHIBIT A

                                    SCHEDULE 3.10

                                   PERMITTED LIENS



1. Liens in favor of Chase pursuant to the Chase Credit Agreement for the Picture;

2.  Liens in favor of Film Finances for the Picture "An Alan Smithee Film";

3. Liens in favor of Laboratories and suppliers of equipment and materials for the Pictures, provided that on and after the Closing Date, none of such Liens shall secure any obligations of Seller or for which Seller is responsible which arise or relate to services provided prior to the Closing Date;

4. Liens in favor of Seller or Seller's Affiliates in the Pictures, provided that such Liens shall have been terminated on or prior to the Closing Date;

5. Liens in connection with the Picture entitled "Die Hard With A Vengeance" granted in favor of Fox;

6.  Tax Liens not yet due and payable;

7.  The following Liens in connection with Sale/Leasebacks:

    7.1 Lab Access Agreements with Technicolor Inc. and Technicolor Limited in favor of the Lessor in the form previously furnished to Buyer; and

    7.2   ABN AMRO Pledge Agreements

8.  Guild Obligations.